Exhibit 99.1
Press Release

Contact:

Michael Grossi
Comverse, Inc.
michael.grossi@comverse.com
+1-781-224-8030

Comverse Completes Acquisition of Acision, Creating a Leader in Digital Communication Services

Two Companies Merge Assets to Augment Global Footprint, and Extend Product Portfolio to Enable Future Digital Solutions

WAKEFIELD, Mass., August 6, 2015 - Comverse, Inc. (Nasdaq: CNSI), a global leader in digital services, today announced it has completed the previously-announced acquisition of Acision, a privately-held leader in secure mobile messaging and engagement services. Comverse acquired all of the equity interests in Acision for a purchase price consisting of $136 million in cash, 3.14 million shares of Comverse’s common stock, and potential earnout payments of up to $35 million. In addition, Acision’s existing $156 million senior credit facility will remain in place.
Beginning immediately, Comverse and Acision are merging their complementary technologies and solutions portfolios to create an evolutionary platform for rapid service creation opportunities. This combined platform is designed to enhance Communication Service Providers (CSPs) ability to address current market forces around simplification and modernization of networks and services, as well as deal with emerging new technologies such as RCS and WebRTC. More importantly, the newly formed entity can entrench itself more formidably in the highly profitable monetization services market and surging market of Enterprise mobility.
The converged solutions are ready to ship today and include:

•	Cloud Multi-VAS (SMS, MMS, Visual Voicemail, Messaging Gateways)

•	IP Messaging and RCS (Rich Communication Suite) services

•	Multi-device Mobile Monetization Services

•	Security Solutions, such as Spam & Fraud Prevention and Control

•	Multi-Content Store and Data Analytics

•	Secure Enterprise Application-to-person (A2P) Messaging

•	Two-factor Authentication (2FA)

•	Richer, Real-time Communication Solutions, such as WebRTC

“As Communication Service Providers transition to Digital Services Providers, they require access to sophisticated solutions that help them gain competitive advantage and monetize the ‘fourth wave’ of digital services,” said Philippe Tartavull, President and Chief Executive Officer, Comverse. “Comverse’s acquisition of Acision immediately gives our combined company technology leadership, addressing CSPs current and future needs with our complementary product lines, building on our already strong presence in the digital communications market.
“Together, we are in a powerful position from day one to continue to increase penetration across our 350+ global customer base, which includes many of the biggest CSPs and Mobile Network Operators around the world. Moreover, the newly formed company will start with an enviable list of global Enterprise customers who will be able to validate our technological approach of mobilization and establishing secure communication to their customers and workforce. Through our combined insight, ideas, products and solutions, we are better equipped to create paths that help navigate mobile operators and enterprises through the digital ecosystem and realize richer communication futures.”
Comverse plans to rebrand the company to reflect its new market positioning later this year. The company’s global headquarters will remain in Wakefield, Massachusetts, USA.
About Comverse
Comverse offers a portfolio of digital services that enable global communications across a variety of mobile devices and platforms. We help communication service providers (CSPs) and enterprises Simplify, Modernize, Differentiate, and Monetize a range of innovative “fourth wave” digital experiences through our cloud-based solutions. Our solutions touch more than two billion people through 350+ service providers and enterprises in 120+ countries. You can find us at www.comverse.com.
Forward-Looking Statements
This press release includes “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. These forward-looking statements include statements regarding benefits of the acquisition, including future financial and operating results, expected synergies and anticipated future financial operating performance, and our plans, objectives, expectations and intentions. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities. These risks and uncertainties relate to challenges in successfully integrating Acision’s business into our business, including higher than expected integration costs; failure to achieve expected synergies; unexpected costs and liabilities resulting from the acquisition; and the additional risks described in the sections entitled “Forward-Looking Statements” and Item 1A, “Risk Factors” and elsewhere in the company's Annual Report on Form 10-K, or in subsequently filed periodic, current or other reports. We undertake no commitment to update or revise any forward-looking statements except as required by law.